Exhibit 99.1

Ondas Holdings Adds General Patrick Huston to Advisory Board

General Huston to Support Growth of Ondas Autonomous Systems’ (OAS) Defense and Security Platforms

Bringing Extensive Military and Technology Experience, General Huston Retired from the Pentagon After a 35-year Military Career Including Service as a Commanding General, Army Ranger, Helicopter Pilot, and Prosecutor, with 5 Combat Tours

Provides OAS Strategic Insight into Defense Procurement, Regulatory Frameworks, and Integration of Autonomous Technologies in Mission-Critical Environments

BOSTON, MA / September 23, 2025 / Ondas Holdings Inc.  (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks, today announced that Brigadier General Patrick Huston, U.S. Army (ret.) has joined its OAS Advisory Board. In this role, General Huston will support the leadership team as Ondas continues to execute its strategic growth plan.

General Huston’s distinguished background aligns directly with OAS’s mission. His combat leadership, legal expertise, and deep involvement in AI and emerging technologies bring invaluable perspective to OAS as it scales delivery of its autonomous intelligence, surveillance, and reconnaissance (ISR) and counter-UAS drone infrastructure, and advanced ground robotics platforms to global defense and security markets. He will also support Ondas’ acquisition and investment strategy both in the United States and in international markets.

“We are honored to welcome General Huston to our Advisory Board,” said Eric Brock, Chairman and CEO of Ondas Holdings. “Patrick’s distinguished operational and legal background with U.S. and allied forces, combined with his deep expertise in emerging technologies, provides Ondas with unique insight as we scale our operational platform and execute on go-to-market initiatives. His perspective will be instrumental in guiding our growth as we deliver advanced autonomous systems to defense and security customers globally.”

“I’m thrilled to join the extraordinary team at Ondas,” said General Huston. “Their commitment to delivering advanced technologies that protect infrastructure, strengthen security, and enhance global stability truly sets them apart. Ondas’ network and drone platforms – both air and ground – are second to none and play a vital role in safeguarding critical assets and supporting allied forces.”

Having served in senior legal and operational roles across elite commands such as the 101st Airborne Division, Joint Special Operations Command (JSOC), and U.S. Central Command, Huston’s experience provides OAS with strategic insight into defense procurement, regulatory frameworks, and the integration of autonomous technologies in mission-critical environments. His guidance will strengthen Ondas’ ability to deliver field-proven autonomous solutions that meet the evolving needs of U.S. and Allied defense customers.

About General Huston

General Huston retired from the Pentagon after a 35-year military career that included service as a Commanding General, Army Ranger, helicopter pilot, and prosecutor, with five combat tours in Iraq and Afghanistan. He served as General Counsel of the 101st Airborne Division, JSOC, and U.S. Central Command. He was also on the “Responsible AI Board” in the Pentagon.

General Huston is a member of the FBI’s AI Task Force and the American Bar Association’s AI Task Force. He is a certified director (NACD.DC) with the National Association of Corporate Directors and holds FAA commercial pilot ratings.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—and Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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